NORFOLK SOUTHERN CORPORATION
LONG-TERM INCENTIVE PLAN
FORM OF 2005 INCENTIVE STOCK OPTION AND
NON-QUALIFIED STOCK OPTION AGREEMENT

            AGREEMENT dated as of the effective date of the Option grant (Award Date), between NORFOLK SOUTHERN CORPORATION (Corporation), a Virginia corporation, and __________________ (Optionee).

            1.  Grant of Option.  The Corporation hereby confirms the grant to the Optionee on Award Date, of an Incentive Stock Option to purchase ______ (ISOs) shares of the Corporation's Common Stock and a Non-Qualified Stock Option to purchase ______ (NQSOs) shares of the Corporation's Common Stock, both at a price of $_____ per share, which is equal to the Fair Market Value of the Corporation's Common Stock on the Award Date pursuant to the Norfolk Southern Corporation Long‑Term Incentive Plan (Plan), a copy of which Plan is appended hereto and all the terms and conditions of which are incorporated in this Agreement.  The Non-Qualified Stock Option shall not be treated as an Incentive Stock Option.

            2.  Duration of Option.  This Option (to the extent not earlier exercised) will expire ten (10) years from the Award Date, except that the term of the Option is subject to earlier termination in the case of an Optionee whose employment with the Corporation or a Subsidiary Company is terminated for any reason other than Retirement, Disability, or death, in which case the Option shall expire at the close of business on the last day of active service by the Optionee with the Corporation or a Subsidiary Company.  In the case of an Optionee who is granted a leave of absence, if the Optionee's employment with the Corporation or a Subsidiary Company terminates at any time during or at the end of the leave of absence, the Option grant shall expire at the close of business on the last day of employment with the Corporation or a Subsidiary Company.  In addition, the term of the Option is subject to earlier termination upon the grant of a new Award, with the Optionee's consent, to replace the Option in connection with the merger or consolidation of the Corporation.

            3.  Exercise of Option.  This Option may be exercised in whole or in part at any time or times prior to its expiration; provided that any purchase of less than all of the shares of Common Stock then subject to exercise shall be for 50 shares or a multiple thereof; and provided further that the first exercise of this Option shall not occur before the third anniversary of the date on which the Option was granted.  Notwithstanding this provision, however, an Optionee whose employment with the Corporation or a Subsidiary Company is terminated by reason of the Optionee's Retirement may first exercise this Option on the later of the first anniversary of the date on which this Option was granted or the effective date of the Optionee's Retirement.  Written notice of the exercise of all or any part of this Option shall be given to the Secretary of the Corporation and shall be deemed to have been received either when delivered personally to the office of the Secretary or on the date of any U.S. Postal Service (or other independent express mail company) postmark on the notice.  Such notice shall be irrevocable, shall specify the number of shares to be purchased and the purchase price to be paid therefore, and must be accompanied by the payment of the purchase price as provided in paragraph 4 herein.  Upon the exercise of such Option, the Corporation will issue or cause to be issued a certificate or certificates for the Common Stock being purchased as soon as practicable.

            4.  Payment of Option Price.  The purchase price of Common Stock upon exercise of this Option shall be paid in full to the Corporation at the time of the exercise of the Option in cash (including check) or by the surrender to the Corporation of shares of previously acquired Common Stock which shall have been held by the Optionee for at least twelve (12) months and which shall be valued at Fair Market Value on the date the Option is exercised, or by a combination of cash and such Common Stock.

            5.  Dividend Equivalents. Except as otherwise provided herein, for a period of five (5) years from the date of this Agreement, the Corporation shall make to the Participant who holds this Option on the declared record date a cash payment on the outstanding shares of Common Stock covered by this Option, payable on the tenth (10th) day of March, June, September and December, in an amount equal to dividends declared by the Board of Directors of the Corporation and paid on Common Stock.  If the employment of an Optionee is terminated for any reason, including Retirement, Disability or death, the Corporation shall have no further obligation to make any payments commensurate with dividends on shares of Common Stock covered by this Option.

            6.  Non‑transferability.  This Option is not transferable other than by will or the applicable laws of descent and distribution following the death of the Optionee.  This Option may be exercised during the lifetime of the Optionee only by the Optionee, and following death only by the Optionee's Beneficiary.

            7.  Optionee Bound by Plan.  The Optionee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof and by all determinations of the Committee hereunder.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

            IN WITNESS WHEREOF, this Agreement has been executed in duplicate on behalf of the Corporation by its officer thereunto duly authorized, and by the Optionee, in acceptance of the above-mentioned Option, subject to the terms of the Plan and of this Agreement, all as of the day and year first above written.

                                                           NORFOLK SOUTHERN CORPORATION

                                                      By  ___________________________________

                                                            OPTIONEE

                                                      By  ___________________________________

Attest:

_____________